Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
nLIGHT, Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP
Portland, Oregon
March 15, 2019